Exhibit 99.2
MAGNUM HUNTER RESOURCES REPORTS
FIRST QUARTER 2011 FINANCIAL AND OPERATING RESULTS
FOR IMMEDIATE RELEASE — Houston — (Market Wire) — May 9, 2011 — Magnum Hunter Resources Corporation (NYSE: MHR) (NYSE Amex: MHR-PrC and MHR-PrD) (“Magnum Hunter” or the “Company”) announced its financial and operating results for the first quarter of 2011.
Financial Results for the Three Months Ended March 31, 2011
Magnum Hunter reported an increase in revenues of 130% compared to the first quarter of 2010. Total revenues were $15.3 Million compared to $6.7 Million during the first quarter of 2010. This was driven principally by the significant increase in production from the Company’s ongoing drilling programs. Operating margins also improved substantially as lease operating expenses per barrel of oil equivalent (“boe”) declined from $23.32/boe to $12.67/boe, primarily due to the addition of new production and tighter controls on field operating expenses related to producing properties acquired. Recurring cash general and administrative costs per boe also declined significantly to $15.80/boe as recurring cash G&A in the aggregate was essentially flat compared to 2010. The Company anticipates this trend of improving operating statistics to continue as 2011 progresses.
The Company reported a net loss of $9.3 million or ($0.12) per basic and diluted common shares outstanding for the first quarter of 2011, compared to a net loss of $4.0 million, or ($0.07) per basic and diluted common shares outstanding during the first quarter of 2010. The Company’s first quarter 2011 net loss included $6.9 million of non-recurring and non-cash charges which included acquisition costs of $1.7 million ($0.02 per share), unrealized derivatives loss of $3.3 million ($0.04 per share), non-cash stock compensation expense of $1.4 million ($0.02 per share). Adjusting for these non-recurring and non-cash charges, Magnum Hunter’s first quarter recurring net loss would have been ($0.03) per basic and diluted common shares outstanding.
Production Results for the Three Months Ended March 31, 2011
Average daily production during the first quarter ended March 31, 2011 was 2,629 barrels of oil equivalent per day (“boepd”) (50% crude oil) which represents a 91% increase over the 1,374 boepd reported during the first quarter of 2010 and a 59% increase over the production rate of 1,652 boepd reported during the fourth quarter of 2010. The Company’s average daily production pro forma for the recently closed NGAS and NuLoch transactions is in excess of 6,000 boepd. Magnum Hunter expects to achieve an average daily production exit rate for fiscal year 2011 in excess 10,000 boepd.
Capital Expenditures and Liquidity
Total capital expenditures incurred during the first quarter of 2011 were $65.4 million, excluding acquisitions. Magnum Hunter recently announced an increase in its capital expenditure budget of $105 million to $255 million for 2011 from the prior budget $150 million. The Company intends to fund this expanded capital expenditure program through a combination of existing liquidity, increasing internally generated cash flows, expansion of the Company’s senior commercial bank credit facility, continued issuance under the Company’s “At the Market” facility of the Series “D” Preferred Stock (non-convertible into common) and selective asset divestitures. The Company also intends to fund its 2011 pipeline CAPEX through a new non-recourse project financing. Upon the recent final closings of both the NGAS and NuLoch Resources acquisitions, Magnum Hunter’s borrowing base on its senior commercial bank facility recently increased to $145.0 million. The Company has raised approximately $42 million of Series D Preferred Stock to-date in 2011. The Company has continued to strengthen its capital structure as its net debt/total capitalization ratio has declined to less than 15% upon the closings of these recent acquisitions.
Management Comments
Mr. Ronald D. Ormand, Executive Vice President and Chief Financial Officer of Magnum Hunter Resources Corporation, commented, “The first quarter of 2011 was another eventful quarter for our Company. Our drilling program continues to deliver excellent increases in production and cash flow at very attractive rates of return and we are benefiting from substantial improvement in our operating margins as the scope of the Company expands. Our continuing success in all three of our liquids-rich unconventional resource plays should also allow the Company to book significant additions to our booked total proved reserves as compared to December 31, 2010, which should also enhance our future borrowing capacity as well. As a result, we have increased our total capital budget for 2011 and are well positioned to exit 2011 with an average daily production rate exceeding 10,000 boepd. In addition, the recently closed acquisitions of NGAS Resources on April 13th and NuLoch Resources on May 3rd, position the Company for further growth with an enterprise value now exceeding $1 billion, coupled with a low debt-to-total capitalization ratio. In summary, our business plan is being executed as was set forth two years ago when Gary Evans and I joined the Company. Magnum Hunter has built a significant asset base in three of the top resource plays in the country and we are now beginning to transition these assets into significantly increased production, cash flows and shareholder value.
Production and Commodity Pricing

	Three Months Ended
	March 31,
	2011	2010(1)
Production
Oil (mbbls)	119	64
Gas (mmcfs)	703	204

Total (mboe)	237	98
Total (boe/d)	2,629	1,089

Lease Operating Expense (boe)	$12.67	$23.32

Average Prices
Oil (per bbl)	$86.59	$72.23
Gas (per mcf)	$5.15	$7.37

Total average price (per boe)	$59.00	$62.49

(1)	Adjusted for discontinued operations

MAGNUM HUNTER RESOURCES CORPORATION
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except shares and per-share data)

	Three Months Ended
	March 31,
	2011	2010
REVENUE:
Oil and gas sales	$13,961	$6,127
Field operations and other	1,360	528

Total revenue	15,321	6,655

EXPENSES:
Lease operating expenses	2,997	2,287
Severance taxes and marketing	995	509
Exploration	315	97
Field operations	1,156	271
Depreciation, depletion and accretion	5,530	1,216
General and administrative	6,857	6,768

Total expenses	17,850	11,148

OPERATING LOSS	(2,529)	(4,493)

OTHER INCOME (EXPENSE):
Interest income	3	2
Interest expense	(790)	(650)
Gain (loss) on derivative contracts	(3,342)	1,132

Loss from continuing operations before non-controlling interest	(6,658)	(4,009)

Net income attributable to non-controlling interest	(32)	(68)

Net loss attributable to Magnum Hunter Resources Corporation from continuing operations	(6,690)	(4,077)

Income from discontinued operations	—	290

Net loss	(6,690)	(3,787)

Dividend on Preferred Stock	(2,608)	(262)

Net loss attributable to common shareholders	$(9,298)	$(4,049)

Weighted average number of common shares outstanding Basic and diluted	75,642,091	55,748,540

Net loss from continuing operations	$(0.12)	$(0.08)

Net income from discontinued operations	$—	$0.01

Net loss per common share, basic and diluted	$(0.12)	$(0.07)

MAGNUM HUNTER RESOURCES CORPORATION
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except shares and per-share data)

	March 31,	December 31,
	2011	2010
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$3,836	$554
Accounts receivable	16,048	11,705
Prepaids and other current assets	1,246	867

Total current assets	21,130	13,126

PROPERTY AND EQUIPMENT (Net of Accumulated Depletion and Depreciation):
Oil and natural gas properties, successful efforts accounting	227,958	189,912
Gas gathering and other equipment	56,816	42,689

Total property and equipment, net	284,774	232,601

OTHER ASSETS:
Deferred financing costs, net of amortization of $1,586 and $1,237 respectively	2,330	2,678
Other assets	578	562

Total assets	$308,812	$248,967

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Current portion of notes payable	$7,145	$7,132
Accounts payable	25,646	33,319
Accrued liabilities	946	435
Revenue payable	4,314	2,630
Dividend payable	46	—
Derivative liability	3,436	719

Total current liabilities	41,533	44,235

OTHER LIABILITIES:
Payable on sale of partnership	641	641
Notes payable, less current portion	35,798	26,019
Derivative payable	692	59
Asset retirement obligation	4,571	4,455
Other long term liabilities	38	—

Total liabilities	83,273	75,409

COMMITMENTS AND CONTINGENCIES (Note 12)

REDEEMABLE PREFERRED STOCK:
Series C Cumulative Perpetual Preferred Stock, cumulative dividend rate 10.25% per annum, 4,000,000 authorized, 4,000,000 and 2,809,456 issued & outstanding as of March 31, 2011 and December 31, 2010, respectively, with liquidation preference of $25.00 per share	100,000	70,236

SHAREHOLDERS’ EQUITY:
Preferred Stock, 10,000,000 shares authorized:	—	—
Series D Cumulative Perpetual Preferred Stock, cumulative dividend rate 8.0% per annum, 5,750,000 authorized, 409,677 and none issued & outstanding as of March 31, 2011 and December 31, 2010, respectively, with liquidation preference of $50.00 per share	20,484	—
Common stock, $0.01 par value; 150,000,000 shares authorized, 77,632,789 and 74,863,135 shares issued and outstanding as of March 31, 2011 and December 31, 2010, respectively	776	749
Additional paid in capital	163,411	152,439
Accumulated deficit	-58,700	(49,402
Treasury stock at cost, 761,652 shares	-1,310	(1,310
Unearned common stock in KSOP at cost, 153,300 shares	-604	(604

Total Magnum Hunter Resources Corporation shareholders’ equity	124,057	101,872
Non-controlling interest	1,482	1,450

Total shareholders’ equity	125,539	103,322

Total liabilities and shareholders’ equity	$308,812	$248,967

MAGNUM HUNTER RESOURCES CORPORATION
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands, except shares and per-share data)

	Three Months Ended
	March 31,
	2011	2010
Cash flows from operating activities
Net loss	$(6,690)	$(3,787)
Adjustments to reconcile net loss to net cash
provided by operating activities:
Noncontrolling Interest	32	68
Depletion, depreciation, and accretion	5,530	1,540
Amortization of deferred financing costs included in interest expense	349	220
Gain on sale of assets	4	—
Share-based compensation	1,384	1,354
Unrealized loss on derivative contracts	3,350	1,856
Changes in operating assets and liabilities:
Accounts receivable and accrued revenue	(2,655)	589
Prepaid expenses and other current assets	(379)	(219)
Accounts payable and accrued liabilities	6,646	1,037
Revenue payable	1,684	220

Net cash provided by operating activities	9,255	2,878

Cash flows from investing activities
Capital expenditures	(65,542)	(9,460)
Change in advances	1	698
Cash paid in acquisition of Triad, net of cash acquired of $3,710	—	(59,500)
Change in deposits	(17)	(68)
Proceeds from sales of assets	(4)	—

Net cash used in investing activities	(65,562)	(68,330)

Cash flows from financing activities
Net proceeds from sale of common stock and warrants	—	13,182
Net proceeds from sale of Series C preferred shares	29,140	3,585
Net proceeds from sale of Series D preferred shares	18,142	—
Proceeds from exercise of warrants	2,391	—
Proceeds from exercise of options	2,648	—
Options surrendered for cash	—	(116)
Preferred stock dividend paid	(2,562)	(273)
Proceeds from revolving credit borrowings	36,000	58,000
Principal payment on revolving credit	(26,000)	(7,000)
Principal payment on loan	(251)	(116)
Proceeds from loan borrowing	44	—
Payment of deferred financing costs	—	(2,614)
Change in other long-term liabilities	37	—

Net cash provided by financing activities	59,589	64,648

Net increase (decrease) in cash and cash equivalents	3,282	(804)
Cash and cash equivalents, beginning of period	554	2,282

Cash and cash equivalents, end of period	$3,836	$1,478

Supplemental disclosure of cash flow information
Cash paid for interest	$311	$191

Non-cash transactions
Stock issued for acquisition of PostRock assets	$7,542	$—

Preferred stock issued for acquisition of Triad	$—	$14,982

Debt assumed in the acquisition of Triad	$—	$3,412

Accrued capital expenditures	$7,723	$—

About Magnum Hunter Resources Corporation
Magnum Hunter Resources Corporation is an independent oil and gas company engaged in the acquisition, development and production of oil and natural gas, primarily in West Virginia, Kentucky, Ohio, Texas, North Dakota and Canada. The Company is presently active in three of the highest rate of return shale resource plays in the United States today, namely the Marcellus Shale, Eagle Ford Shale and Williston Basin/Bakken Shale.
For more information, please view our website at http://www.magnumhunterresources.com.
Forward-Looking Statements
The statements and information provided by Magnum Hunter Resources Corporation and its affiliates (“Magnum Hunter” or the “Company”) in this document that are not statements of historical fact, including all estimates and assumptions contained herein, are “forward looking statements” as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward looking statements include, among others, statements, estimates and assumptions relating to our business and growth strategies, our oil and gas reserve estimates, our ability to successfully and economically explore for and develop oil and gas resources, our exploration and development prospects, future inventories, projects and programs, expectations relating to availability and costs of drilling rigs and field services, anticipated trends in our business or industry, our future results of operations, our liquidity and ability to finance our exploration and development activities, market conditions in the oil and gas industry and the impact of environmental and other governmental regulation. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may”, “will”, “could”, “should”, “expect”, “intend”, “estimate”, “anticipate”, “believe”, “project”, “pursue”, “plan” or “continue” or the negative thereof or variations thereon or similar terminology. These forward-looking statements are subject to numerous assumptions, risks, and uncertainties. Factors that may cause our actual results, performance, or achievements to be materially different from those anticipated in forward-looking statements include, among other, the following: adverse economic conditions in the United States, Canada and globally; difficult and adverse conditions in the domestic and global capital and credit markets; changes in domestic and global demand for oil and natural gas; volatility in the prices we receive for our oil and natural gas; the effects of government regulation, permitting, and other legal requirements; future developments with respect to the quality of our properties, including, among other things, the existence of reserves in economic quantities; uncertainties about the estimates of our oil and natural gas reserves; our ability to increase our production and oil and natural gas income through exploration and development; our ability to successfully apply horizontal drilling techniques and tertiary recovery methods; the number of well locations to be drilled, the cost to drill, and the time frame within which they will be drilled; drilling and operating risks; the availability of equipment, such as drilling rigs and transportation pipelines; changes in our drilling plans and related budgets; and the adequacy of our capital resources and liquidity including, but not limited to, access to additional borrowing capacity.
Because forward-looking statements are subject to risks and uncertainties, actual results made differ materially from those expressed or implied by such statements. Readers are cautioned not to place undue reliance on forward-looking statements, contained herein, which speak only as of the date of this document. Other unknown or unpredictable factors may cause actual results to differ materially from those projected by the forward-looking statements. Unless otherwise required by law, we undertake no obligation to publicly update or revise any forward-looking statements, including estimates, whether as a result of new information, future events, or otherwise. We urge readers to review and consider disclosures we make in our public filings made from time to time with the Securities and Exchange Commission that discuss factors germane to our business, including our Annual Report on Form 10-K, as amended, for the year ended December 31, 2010. All forward-looking statements attributable to us are expressly qualified in their entirety by these cautionary statements.

Magnum Hunter Contact:	M. Bradley Davis Senior Vice President of Capital Markets bdavis@magnumhunterresources.com (832) 203-4545